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                              HYBRID NETWORKS, INC.

                  AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  April 30, 1997


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TABLE OF CONTENTS                                                    PAGE

1.  Registration Rights .............................................  2
    1.1   Definitions ...............................................  3
    1.2   Company Registration ......................................  3
    1.3   Obligations of the Company ................................  3
    1.4   Furnish Information .......................................  4
    1.5   Expenses of Company Registration ..........................  5
    1.6   Underwriting Requirements .................................  5
    1.7   Delay of Registration .....................................  5
    1.8   Indemnification ...........................................  5
    1.9   Reports Under Securities Exchange Act of 1934 .............  7
    1.10  Form S-3 Registration .....................................  8
    1.11  Assignment of Registration Rights .........................  9
    1.12  "Market Stand-Off" Agreement ..............................  9
    1.13  Termination of Registration Rights ........................ 10

2.  Covenants of the Company ........................................ 10
    2.1   Delivery of Financial Statements .......................... 10
    2.2   Termination and Assignment of Information Covenants ....... 10
    2.3   Right of First Offer ...................................... 11

3.  Miscellaneous ................................................... 13
    3.1   Successors and Assigns .................................... 13
    3.2   Governing Law ............................................. 13
    3.3   Counterparts .............................................. 14
    3.4   Titles and Subtitles ...................................... 14
    3.5   Notices ................................................... 14
    3.6   Expenses .................................................. 14
    3.7   Amendments and Waivers .................................... 14
    3.8   Severability .............................................. 14
    3.9   Aggregation of Stock ...................................... 14
    3.10  Entire Agreement; Amendment; Waiver ....................... 14

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                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

    THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is entered into as of April __, 1997 by and among Hybrid Networks, Inc., a Delaware corporation (the "COMPANY"), the investors listed on Schedule A hereto (each of which is herein referred to as a "SERIES A INVESTOR"), the investors listed on Schedule B hereto (each of which is herein referred to as a "SERIES B INVESTOR"), General Instrument Corporation of Delaware, a Delaware corporation (the "SERIES C INVESTOR"), the investors listed on Schedule C hereto (each of which is herein referred to as a "SERIES D INVESTOR"), Intel Corporation ("INTEL"), Howard L. Strachman ("STRACHMAN"), Eduardo J. Moura (Mr. Moura and Strachman are referred to collectively as the "FOUNDERS"), the current holders of the Company's Series G Preferred Stock (each of which is herein referred to as a "SERIES G INVESTOR"), Alex. Brown & Sons Incorporated (the "AGENT"), ITOCHU Corporation ("ITOCHU") and London Pacific Life & Annuity Company ("LONDON").

                                     RECITALS

    WHEREAS, the Company, the Series A Investors and the Founders entered into the Investor Rights Agreement dated as of September 16, 1992 (the "AGREEMENT") whereby, among other things, the Company granted rights thereunder to the Series A Investors;

    WHEREAS, the Agreement was amended in October and November 1994 whereby, among other things, the Company granted rights thereunder to the Series B Investors;

    WHEREAS, the Agreement was further amended as of February 28, 1995 whereby, among other things, the Company granted certain registration rights to the Series C Investor;

    WHEREAS, the Agreement was further amended in May and June 1995 whereby, among other things, the Company granted rights thereunder to the Series D Investors;

    WHEREAS, the Agreement was further amended in December 1995 whereby, among other things, the Company granted rights thereunder to Intel (concurrently therewith the Company and Intel entered into the Series E/F Preferred Stock Purchase Agreement dated in December 1995 -- the "SERIES E/F AGREEMENT");

    WHEREAS, the Agreement was further amended in February 1996 whereby, among other things, the Company granted Strachman certain rights of first offer thereunder;

    WHEREAS, the parties to the Convertible Note and Warrant Purchase Agreement among the Company and certain Series B Investors and Series D investors dated in June 1996 (the "CONVERTIBLE NOTE AGREEMENT") and the parties to the Agreement For Sale of Common Stock among the Company, the Founders and Certain Series D Investors dated in June 1996 (the "COMMON STOCK AGREEMENT"), which parties constituted the holders of at least a majority of the then Registrable Securities (as defined below), acknowledged that the holders of the securities issued pursuant to the Convertible Note Agreement and the shares of Common Stock sold by Strachman pursuant to the Common Stock Agreement were entitled to certain rights under this Agreement with respect to such securities and shares;



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    WHEREAS, the Agreement was further amended in July 1996 whereby, among other things, the Company granted rights thereunder to the Series G Investors and the Agents;

    WHEREAS, the Agreement was further amended in February 1997 whereby, among other things, the Company granted rights thereunder to Itochu;

    WHEREAS, the Company and London are parties to a Senior Secured Convertible Debenture Purchase Agreement (the "DEBENTURE AGREEMENT") pursuant to which the Company has issued to London the Company's Senior Secured Convertible Debenture due 2002 (the "DEBENTURE"); and

    WHEREAS, pursuant to the Agreement, the holders of a majority of the Registrable Securities (as defined below) desire to amend the Agreement further to provide for, among other things, the grant of rights thereunder to London as required under the terms of the Debenture Agreement and to restate the Agreement as amended by this amendment and to supersede all prior amendments so that the Agreement as amended is set forth in its entirety in this Amended and Restated Investor Rights Agreement, and London desires to obtain such rights and to enter into this Amended and Restated Investor Rights Agreement.

    NOW, THEREFORE, THE PARTIES HEREBY AGREE that this Amended and Restated Investor Rights Agreement amends the Agreement and restates in its entirety and supersedes all previous amendments to the Agreement so that the Agreement, as amended hereby ("this AGREEMENT"), is set forth herein in its entirety, and further agree as follows:

    1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

       1.1 DEFINITIONS. For purposes of this Section 1:

           (a) The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "ACT"), and the declaration or ordering of effectiveness of such registration statement or document;

           (b) The term "REGISTRABLE SECURITIES" means (1) shares of Common Stock of the Company issuable or issued upon conversion of the Debenture or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock of the Company (including, without limitation, shares of Series B Preferred Stock or Series D Preferred Stock issuable or issued upon exercise of any warrants issued or extended pursuant to the Convertible Note Agreement, the shares of Series G Preferred Stock issued upon conversion of the convertible notes issued pursuant to the Convertible Note Agreement, shares of Series B Preferred Stock issuable or issued upon exercise of any warrants issued pursuant to the Series E/F Agreement and shares of Series G Preferred Stock issuable or issued upon exercise of the warrant issued to the Agent pursuant to the engagement letter between the Company and the Agent relating to the offer and sale of Series G Preferred Stock), and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Debenture, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E

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Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H
Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold, transferred or otherwise assigned by a person or entity in a transaction in which his rights under this Section 1 are not assigned;

           (c) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

           (d) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.11 hereof; and

           (e) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion of incorporation of substantial information by reference to other documents filed by the Company with the SEC.

       1.2 COMPANY REGISTRATION.

           (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on Form S-4 (or any successor form) or a registration on any form which does not include substantially the same information (other than information as would be required under Item 507 of Regulation S-K under the Act with respect to selling stockholders) as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.6, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

           (b) Upon any sale by the Company of shares of its Common Stock to the public in a firmly underwritten public offering, the Founders (and the Series B Investors and Series D Investors, to the extent they purchased shares of Common Stock from Strachman), on the date notice is provided to each Holder pursuant to subsection 1.2(a), shall be entitled to include any of their shares of Common Stock in any registration by the Company under this
Section 1.2, if such persons agree to be bound by all other provisions of this Agreement and participate in any such registration on the same basis as each Holder in accordance with all applicable provisions of this Agreement.

       1.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

           (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

           (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

           (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

       1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable

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Securities of any selling Holder that such Holder shall furnish to the
Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

       1.5 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 and Section 1.10 for each Holder (which right may be assigned as provided in Section 1.11), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

       1.6 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's Common Stock, the Company shall not be required under Section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be first apportioned pro rata among the selling stockholders other than the Founders according to the total amount of securities entitled to be included therein owned by each selling stockholder other than the Founders or in such other proportions as shall mutually be agreed to by such selling stockholders, and the remaining securities, if any, to be so apportioned between the Founders). As a result of the immediately preceding sentence, no securities owned by a Founder shall be entitled to be included in such offering unless the total amount of securities entitled to be included therein owned by each selling stockholder other than the Founders has not been reduced to less than the amount of Registrable Securities requested by such selling stockholders to be included in such offering in accordance with Section 1.2. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

       1.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

       1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

           (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein. or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

           (b) To the extent permitted by law, each selling Holder will severally indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8

         (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability. claim, damage, or expense referred to therein, then the indemnifying party. in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section
1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

    1.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective:

         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

         (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

    1.10 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders who own, in the aggregate, at least 30% of the outstanding shares of Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

         (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within l 5 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.10:
(1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the company shall furnish to the holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form

S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.10; provided, however, that the Company shall not utilize this right more than once in any l2-month period; (4) if the Company has, within the 12-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.10: (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

    Notwithstanding anything to the contrary in this Section 1.10, the Series C Investor will have rights under this Section 1.10, and any Holder of any shares of Series C Preferred Stock or any Registrable Securities issued with respect thereto will have rights under this Section 1.10 with respect to such shares or Registrable Securities, only for so long as the Series A Investors and the Series B Investor have rights under this Section 1.10.

    1.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, (i) after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), and (ii) is not a person or entity deemed by the Board of Directors of the Company in its best judgment, to be a competitor or potential competitor of the Company; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or interstate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

    1.12 "MARKET STAND-OFF" AGREEMENT. Each signatory to this Amended Investor Rights Agreement or any other amendment to the Agreement or hereto hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Act (unless otherwise required by an underwriter), such signatory shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration and except to the extent otherwise consented to by the Company and such underwriter. To the extent that any officer or director of the Company has not entered into a market stand-off agreement of equivalent duration and effect with respect to any Company securities beneficially owned by such officer or director, the Company shall use best efforts to require each officer and director of the Company to enter into such an agreement.

    In order to enforce the foregoing covenant, the Company may impose stop-instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

    1.13 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after 6 years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public. Notwithstanding anything to the contrary in this Section 1, no Holder shall be entitled to cause the Company to register the sale or other transfer of Restricted Securities if and so long as the intended sale or other transfer may then be effectuated by such Holder in compliance with Rule 144 under the Act without violating the holding period, volume limitations or other restrictions of Rule 144.

2.  COVENANTS OF THE COMPANY.

    2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Series A investor. Series B Investor, Series C Investor, Series D Investor, Intel, Series G Investor, Itochu and London (each, for the purposes of this
Section 2.1, an "INVESTOR"):

         (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement and statement of cash flows for such fiscal year, a balance sheet of the Company, and a statement of stockholder's equity as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants selected by the Company;

         (b) as soon as practicable, but in any event within 45 days after the end of each of the first 3 quarters of each fiscal year of the Company, an unaudited profit or loss statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

         (c) only to Investors who hold more than 350,000 shares of Registrable Securities, within 30 days of the end of each month, an unaudited income statement, a statement of cash flows and an unaudited balance sheet for and as of the end of such month, prepared internally, in reasonable detail;

         (d) only to Investors who hold more than 350,000 shares of Registrable Securities, as soon as practicable, but in any event 90 days after the end of each fiscal year, a budget for the then current fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows for such months;

         (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

    2.2 TERMINATION AND ASSIGNMENT OF INFORMATION COVENANTS. The covenants set forth in Section 2.1 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur. The information rights set forth in Section 2.1 may be assigned (but only with all related obligations) by an Investor to a transferee or assignee of Registrable Securities who, (a) after such assignment or transfer, holds at least 350,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), and (b) is not a person or entity deemed by the Board of Directors of the Company in its best judgment, to be a competitor or potential competitor of the Company; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such information rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or interstate succession) shall be aggregated together and with the partnership.

    2.3 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.3, the company hereby grants to each Series A Investor, each Series B Investor, Intel, each Series D Investor, each Series G Investor, Itochu, London and Strachman a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, the term "INVESTOR" includes each Series A Investor, each Series B Investor, Intel, each Series D Investor, each Series G Investor, Itochu, London, Strachman, and any general or limited partners and affiliates of any Series A Investor, any Series B Investor, Intel or any Series D Investor. Each Series A Investor. each Series B Investor, Intel, each Series D Investor shall be entitled to apportion the right of first offer hereby granted to such Investor among itself and its general or limited partners and affiliates in such proportions as such Investor deems appropriate.

    Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("SHARES"), the Company shall first make an offering of such shares to each Investor in accordance with the following provisions:

         (a) The Company shall deliver a written notice ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

         (b) Within 20 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Debenture, Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock or the Series H Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities). The Company shall promptly, in writing, inform each Investor which purchases all the shares available to it ("FULLY-EXERCISING INVESTOR") of any other Investor's failure to do likewise. During the 5-day period commencing after delivery of such information to such Fully-Exercising Investor(s), each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Debenture, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Debenture. Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock or the Series H Preferred Stock, as the case may be, then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed Shares.

         (c) If all Shares which Investors are entitled to obtain pursuant to subsection 2.3(b) are not elected to be obtained as provided in subsection 2.3(b) hereof, the Company may, during the 120-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree, than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 120 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

         (d) The rights of first offer in this Section 2.3 shall not be applicable:

             (i) to the issuance or sale of shares of the Company's Common Stock (or options therefor) to service providers for the primary purpose of soliciting or retaining their services as approved by the vote or written consent of a majority of the Board of Directors.

            (ii) to consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-l;

           (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities;

            (iv) to securities of the Company issued pursuant to the acquisition of (A) another corporation by the Company by merger or other reorganization whereby the Company owns more than 50% of the voting power of such other corporation, or (B) substantially all the assets of another corporation;

             (v) to the issuance of securities pursuant to transactions involving technology licensing, research and development activities, distribution or manufacture of the company's products, lease of equipment by the Company, or any transactions with corporate partners, provided that each of the foregoing transactions is primarily for non-equity financing purposes and is approved by the Company's Board of Directors;

           (vi) to shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, recapitalization and the like by the Company following approval by the Board of Directors; or

          (vii) to the issuance of up to 255,000 shares of Common Stock to service providers for services performed for the benefit of the Company, which services were performed prior to the first issuance of the Series A Preferred Stock.

         (e) The rights of first offer in this Section 2.3 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever shall first occur.

         (f) The rights of first offer in this Section 2.3 and/or the right to register Registrable Securities pursuant to this Agreement or to register shares of Common Stock subject to registration rights pursuant to Section 1.2(b) ("1.2(b) SHARES") may be assigned (but only with all related obligations) by any Series A Investor, any Series B Investor, Intel, any Series D Investor, Strachman, any Series G Investor, ltochu or London to a transferee or assignee from such person of Registrable Securities or Section 1.2(b) Shares who, (i) after such assignment or transfer, holds at least 350,000 shares of Registrable Securities or Section 1.2(b) Shares (subject in each case to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), and (ii) is not a person or entity deemed by the Board of Directors of the Company in its best judgment, to be a competitor or potential competitor of the Company; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of Registrable Securities or Section 1.2 Shares held by a transferee or assignee for the purposes of this Section 2.3(f), the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities or Section 1.2 Shares by gift, will or interstate succession) shall be aggregated together and with the partnership.

3.  MISCELLANEOUS.

    3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities or Section 1.2(b) Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

    3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or facsimile transmission to such party to the facsimile number for such party on the signature page hereof (or, for parties not executing this Agreement, the facsimile number of such party on the stock records of the Company) or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof (or, for parties not executing this Agreement, the address of such party on the stock records of the Company), or at such other facsimile number or address as such party may designate by ten days' advance written notice to the other parties.

    3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

    3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   COMPANY:

                                   HYBRID NETWORKS, INC.

                                   By: /s/ Carl S. Ledbetter
                                      ------------------------------------------
                                      Carl S. Ledbetter, Chief Executive Officer

                                   Address:  10161 Bubb Road
                                             Cupertino, CA 95014-4167
                                   Facsimile Number: (408) 725-2439

                                   INVESTORS:

                                   ---------------------------------------------
                                   Catherine P. Goodrich
                                   (Executing this Agreement as a Series A
                                   Investor)

                                   Address:  3787 Woodside Road
                                             Woodside, CA 94062
                                   Facsimile Number: (415) 851-0726

                                   J.F. SHEA CO., INC.,
                                   (executing this Agreement as a Series A
                                   Investor, Series B Investor, Series D
                                   Investor and Series G Investor

                                   By:
                                      ------------------------------------------
                                      Edmund Shea, Jr.

                                   Address:  655 Brea Canyon Road
                                             P.O. Box 489
                                             Walnut, CA 91789-0489
                                   Facsimile Number: (909) 869-0840

                                   OSCCO III, L.P.
                                   (executing this Agreement as a Series A
                                   Investor, Series B Investor, Series D
                                   Investor and Series G Investor)

                                   By: /s/ Stephen E. Halprin
                                      ------------------------------------------
                                      Stephen E. Halprin

                                   Address:  3000 Sand Hill Road 1-29
                                             Menlo Park, CA 94025
                                   Facsimile Number: (415) 854-9010

                                   /s/ Gary M. Lauder
                                   ---------------------------------------------
                                   Gary M. Lauder
                                   (Executing this Agreement as a Series B
                                   Investor and as a Series G Investor)

                                   Address:  88 Mercedes Lane
                                             Atherton, CA 94027
                                   Facsimile Number: (415) 323-2171

                                   AT&T VENTURE COMPANY, L.P.
                                   (Executing this Agreement as a Series D
                                   Investor and a Series G Investor)

                                   By:  AT&T Venture Partners
                                   Its: General Partner

                                        By: /s/ Company Officer
                                           -------------------------------------

                                        Its: General Partner
                                            ------------------------------------

                                   Address:  3000 Sand Hill Road
                                             Building 4, Suite 235
                                             Menlo Park, CA 94025
                                   Facsimile Number: (415) 854-4923

                                   SEQUOIA CAPITAL VI
                                   (Executing this Agreement as a Series D
                                   Investor and a Series G Investor)

                                   By: /s/ Company Officer
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------

                                   Address:  3000 Sand Hill Road.
                                             Building 4, Suite 280
                                             Menlo Park, CA 94025
                                   Facsimile Number: (415) 854-2977


                                   SEQUOIA TECHNOLOGY PARTNERS VI
                                   (Executing this Agreement as a Series D
                                   Investor and a Series G Investor)

                                   By: /s/ Company Officer
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------

                                   Address:  3000 Sand Hill Road.
                                             Building 4, Suite 280
                                             Menlo Park, CA 94025
                                   Facsimile Number: (415) 854-2977


                                   SEQUOIA 1995
                                   (Executing this Agreement as a Series D
                                   Investor and a Series G Investor)

                                   By: /s/ Company Officer
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------

                                   Address:  3000 Sand Hill Road.
                                             Building 4, Suite 280
                                             Menlo Park, CA 94025
                                   Facsimile Number: (415) 854-2977

ACCEL IV L.P.                              ACCEL KEIRETSU L.P.
(Executing this Agreement as a Series      (Executing this Agreement as a Series
D Investor and a Series G Investor)        D Investor and a Series G Investor)
By:  Accel IV Associates L.P.              By:  Accel Partners & Co., Inc.
Its: General Partner                       Its: General Partner

     By:  /s/ G. Carter Sednaoui                By:  /s/ G. Carter Sednaoui
        -----------------------------              -----------------------------
              G. CARTER SEDNAOUI                         G. CARTER SEDNAOUI

     Its: GENERAL PARTNER                       Its:
         ----------------------------               ----------------------------
                                                     CHIEF FINANCIAL OFFICER

Address:  One Palmer Square                Address:  One Palmer Square
          Princeton, NJ 08542                        Princeton, NJ 08542
Facsimile Number: (609) 683-0384           Facsimile Number: (609) 683-0384



ACCEL INVESTORS '95 L.P.                   ELLMORE C. PATTERSON PARTNERS
(Executing this Agreement as a Series      (Executing this Agreement as a Series
D Investor and a Series G Investor)        D Investor and a Series G Investor)


     By:  /s/ G. Carter Sednaoui               By:  /s/ Company Officer
        -----------------------------              -----------------------------

     Its: GENERAL PARTNER                       Its: GENERAL PARTNER
         ----------------------------               ----------------------------

Address:  One Palmer Square                Address:  One Palmer Square
          Princeton, NJ 08542                        Princeton, NJ 08542
Facsimile Number: (609) 683-0384           Facsimile Number: (609) 683-0384

             AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                                   INTEL CORPORATION

                                   By: /s/ Company Officer
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------

                                   Address:  2200 Mission College Blvd.
                                             Santa Clara, CA 95052-8119
                                   Facsimile Number: (408) 765-6038

                                   /s/ Howard L. Strachman
                                   ---------------------------------------------
                                   Howard L. Strachman

                                   Address:  10075 Crescent Road
                                             Cupertino, CA 95014
                                   Facsimile Number: (408) 252-8360


                                   ---------------------------------------------
                                   Eduardo J. Moura

                                   Address:  10161 Bubb Road
                                             Cupertino, CA 95014-4167
                                   Facsimile Number: (408) 725-2439


                                   ALEX. BROWN & SONS INCORPORATED

                                   By:
                                      ------------------------------------------
                                      Thomas R. Hitchner, Principal

                                   Address:  135 E. Baltimore Street
                                             Baltimore, MD 21202
                                   Facsimile Number: (410) 234-3788

                                   ITOCHU CORPORATION

                                   By:
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------

                                   Address:  5-1, Kita Aoyama 2 chome
                                             Minato-ku, Tokoyo 107-77
                                             Japan
                                   Facsimile Number: 011 81-3 3497-3131

                                   LONDON PACIFIC LIFE & ANNUITY COMPANY

                                   By: /s/ Susan Y. Gressel
                                      ------------------------------------------

                                   Its: V.P. & Treasurer
                                       -----------------------------------------

                                   Address:  3109 Poplarwood Court, Suite 108
                                             Raleigh, NC 27604
                                   Facsimile Number: (919) 981-2797

                                      SCHEDULE A

                                 HYBRID NETWORKS, INC.
                                  SERIES A INVESTORS

Name                               # of Shares of Series A Preferred Stock
----                               ---------------------------------------

Catherine P. Goodrich               63,090
J.F. Shea Co., Inc.                378,541
Subhash Bal                         25,236
Stewart H. Greenfield               63,090
James Marver                        25,236
Walter Baumgartner                  63,090
The Cypress Fund
Alexander Cilento                   63,090
Krivonos Fmly Lv Tst                50,472
IRA FBO Susan Harman Neithold       62,926
OSCCO III, L.P.                    752,404

        TOTAL                    1,547,175

                                SCHEDULE B

                          HYBRID NETWORKS, INC.
                      SERIES B PREFERRED INVESTORS


                                  # of Shares of Series B Preferred Stock
                                  ---------------------------------------
                                                   Subject to Issuance on
Name                              Issued           Exercise of Warrants
----                              ------           -----------------------
Gary M. Lauder                    442,857               171,429
OSCCO III, L.P.                    72,426                16,213
J.F. Shea Co., Inc.                36,438                18,219
Intel                             248,187                    --

              TOTAL               799,908               205,861

                                      SCHEDULE C

                                HYBRID NETWORKS, INC.
                                  SERIES D INVESTORS


                                       # of Shares of Series D Preferred Stock
                                    ----------------------------------------------
                                                                     Subject to
                                              Subject to Issuance    Issuance on     # of Shares
                                                on Exercise of       Exercise of     of Series G            # of
                                    Issued     Original Warrants    New Warrants   Preferred Stock*     1.2(b) Shares
                                    ------    -------------------   ------------   ----------------     -------------
AT&T Venture Company, L.P.          571,428         285,714            71,355           130,548              58,015

Sequoia Capital VI                1,040,001         520,000           129,866           237,598             105,587

Sequoia Technology Partners VI       57,143          28,572             7,136            13,055               5,802

Sequoia 1995                         45,714          22,857             5,708            10,444               4,641

Accel Investors '95 L.P.             49,153          24,571             6,137            11,227               4,989

Accel IV L.P.                     1,046,858         523,429           130,722           239,164             106,283

Accel Keiretsu L.P.                  21,714          10,857             2,711             4,961               2,205

Ellmore C. Patterson Partners        25,143          12,572             3,140             5,744               2,553

OSCCO III, L.P.                     223,444         111,722            31,951            58,456              22,685

J.F. Shea Co., Inc.                 112,414          56,207            18,587            34,007              11,413

Susan Harmon Niethold                 7,000           3,500               874             1,599                 710

Gary M. Lauder                           --              --            42,813            78,329                  --

     TOTALS                       3,200,002       1,600,001           451,000           825,132             324,883



-------------------------
    * Issued upon conversion of convertible notes at the closing of the sale of shares of Series G Preferred Stock to the purchasers pursuant to the Series G Agreement.